UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2011

CHOICE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-54299	27-2416885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Witzel Avenue Oshkosh, Wisconsin	54904
(Address of principal executive offices)	(Zip code)

                    (920) 230-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2011, Mr. Randall Schmiedel resigned as a member of the Board of Directors of Choice Bancorp, Inc. (the “Company”) for personal reasons.  Mr. Schmiedel’s resignation was not a result of any disagreements related to the Company’s operations, policies or practices.

The Company has not appointed a replacement director to fill the vacancy created by Mr. Schmiedel’s resignation at this time.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Choice Bancorp, Inc. (the “Company”) held its adjourned annual meeting of shareholders on August 11, 2011 (the “Annual Meeting”).  A total of 1,246,171 shares, or 57.7% of eligible voting shares were represented at the Annual Meeting.  At the Annual Meeting, shareholders voted to elect all eight nominees proposed by the Company to serve on its Board of Directors.  The voting results were as follows:

	For	Withheld	Broker Non- Vote
Kenneth Balda	1,180,361	65,810	0
Stephen Ford	1,178,241	67,930	0
Richard Gabert	1,166,021	80,150	0
Paul Getchel	1,160,146	86,025	0
Randall Schmiedel	1,154,646	91,525	0
Gerald Thiele	1,191,441	54,730	0
Mark Troudt	1,185,861	60,310	0
J. Scott Sitter	1,211,771	34,400	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 16, 2011

CHOICE BANCORP, INC.

By:  /s/ J. Scott Sitter

J. Scott Sitter

President and Chief Executive Officer

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